AMENDMENT TO
                         INVESTMENT ADVISORY AGREEMENT



      WHEREAS, Oppenheimer Quest For Value Funds (hereinafter referred to as the "Company"), and OppenheimerFunds, Inc. (hereinafter referred to as "OFI"), are party to an Investment Advisory Agreement dated May 27, 1997 (the "Agreement");

      WHEREAS, Oppenheimer Quest Opportunity Value Fund (the "Fund") is a series of the
Company;

      WHEREAS, on October 22, 1997 the Company's Board of Trustees approved a reduction in the Fund's annual management fee rate on assets in excess of $4 billion and $8 billion; and

      WHEREAS, the Company and OFI desire to amend the Agreement to reflect the foregoing management fee change;

      NOW THEREFORE, the Company and OFI agree as follows:

      1. Schedule A of the Agreement is replaced in its entirety with the Schedule A attached hereto.

      2. Except for the foregoing, no other provision of the Agreement is modified or amended and the Agreement, as amended hereby, shall remain in full force and effect.



Date: October 22, 1997


                              Oppenheimer Quest For Value Funds



                              By:  /s/ Andrew J. Donohue
                                    Andrew J. Donohue, Secretary


                              OppenheimerFunds, Inc.



                              By:  /s/ Merryl Hoffman
                                    Merryl Hoffman, Vice President

advisory\236.ame



                                  Schedule A
                                      To
                        Investment Advisory Agreement
                                   Between
                      Oppenheimer Quest For Value Funds
                                     and
                            OppenheimerFunds, Inc.






       Name of Series         Annual Fee as a Percentage of Daily
                                        Total Net Assets
============================= ====================================
Growth and Income Value Fund       0.85% of all net assets

Officers  Value Fund               1.00% of all net assets

Small Cap Value Fund               1.00% of first $400 million of net
                                   assets
                                   0.90% of next $400  million of net assets
                                   0.85% of net assets over $800 million

Opportunity Value Fund             1.00% of first $400 million of  net
                                   assets
                                   0.90% of next $400 million of  net
                                   assets
                                   0.85% of next $3.2 billion of  net
                                   assets
                                   0.80% of next $4 billion of  net
                                   assets
                                   0.75% of net assets over $8 billion